EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-56766, 33-88968 and 333-30603 of BioTime, Inc. on Form S-8 of our report dated February 5, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph related to the development stage of the Company's operations), appearing in the Annual Report on Form 10-K of BioTime, Inc. for the year ended December 31, 1998.

We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K.


DELOITTE & TOUCHE
March 29, 1999
San Francisco, CA